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                                                                    EXHIBIT 10.1

                          EMPLOYEE RETENTION AGREEMENT

         This Employee Retention Agreement ("Agreement") is made and entered into as of July 9, 1997 by and among Goshen Savings Bank, a savings bank organized and operating under the federal laws of the United States and having its executive offices at One South Church Street, Goshen, New York 10924 (the "Bank"); and Stephen W. Dederick, an individual residing at 946 Oregon Trail, Pine Bush, New York 12566 ("Officer").

                              W I T N E S S E T H :

         Whereas, effective as of the date of this Agreement, the Bank has converted from a federal mutual savings bank to a federal stock savings bank and has become a wholly-owned subsidiary of GSB Financial Corporation (the "Holding Company"); and

         Whereas, the Bank desires to secure for itself the continued availability of the Officer's services; and

         Whereas, the Bank recognizes that a third party may at some time in the future pursue a Change of Control of the Bank or the Holding Company and that this possibility may result in the departure or distraction of the Bank's officers; and

         Whereas, the Bank has determined that appropriate steps should be taken to encourage the continued attention and dedication of the Bank's officers, including the Officer, to their duties for the Bank without the distraction that may arise from the possibility of a Change of Control of the Bank or the Holding Company; and

         Whereas, the Bank believes that, by assuring certain officers, including the Officer, of reasonable financial security in the event of a Change of Control of the Bank or the Holding Company, such officers will be in a position to perform their duties free from financial self interest and in the best interests of the Bank and its shareholders; and

         Whereas, for purposes of securing the Officer's services for the Bank, the Board of Directors of the Bank ("Board") has authorized the proper officers of the Bank to enter into an employee retention agreement with the Officer on the terms and conditions set forth herein; and

         Whereas, the Officer is willing to make the Officer's services available to the Bank on the terms and conditions set forth herein;

         Now, Therefore, in consideration of the premises and the mutual covenants and obligations hereinafter set forth, the Bank, the Holding Company and the Officer hereby agree as follows:

Section 1. Effective Date.

         (a) This Agreement shall be effective as of the date first above written and shall remain


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in effect during the term of this Agreement which shall be for a period of three
(3) years commencing on the date of this Agreement, plus such extensions as are provided pursuant to section 1(b); provided, however, that if the term of this Agreement has not otherwise terminated, the term of this Agreement will terminate on the date of the Officer's termination of employment with the Bank; and provided, further, that the obligations under section 8 of this Agreement shall survive the term of this Agreement if payments become due here under.

         (b) Prior to each anniversary date of this Agreement, the Board shall consider the advisability of an extension of the term in light of the circumstances then prevailing and may, in its discretion, approve an extension to take effect as of the upcoming anniversary date. If an extension is approved, the term of this Agreement shall be extended so that it will expire three (3) years after such anniversary date.

         (c) Notwithstanding anything herein contained to the contrary: (i) the Officer's employment with the Bank may be terminated at any time, subject to the terms and conditions of this Agreement; and (ii) nothing in this Agreement shall mandate or prohibit a continuation of the Officer's employment following the expiration of the Assurance Period upon such terms and conditions as the Bank and the Officer may mutually agree upon.

Section 2. Assurance Period.

         (a) The assurance period ("Assurance Period") shall be for a period commencing on the date of a Change in Control, as defined in section 10 of this Agreement, and ending on the third anniversary of the date on which the Assurance Period commences, plus such extensions as are provided pursuant to the following sentence. The Assurance Period shall be automatically extended for one
(1) additional year on each anniversary of the commencement of the Assurance Period, unless either the Bank or the Officer elects not to extend the Assurance Period further by giving written notice to the other party, in which case the Assurance Period shall become fixed and shall end on the anniversary of the date on which such written notice is given.

         (b) Upon termination of the Officer's employment with the Bank, further extensions under subparagraph 2(a) shall cease and the remaining unexpired Assurance Period under this Agreement shall be a fixed period ending on the later of the third anniversary of the date of the Change in Control, as defined in section 10 of this Agreement, or the third anniversary of the date of the last such extension.

Section 3.  Duties.

         During the period of the Officer's employment that falls within the Assurance Period, the Officer shall: (a) except to the extent allowed under section 6 of this Agreement, devote his or her full business time and attention (other than during weekends, holidays, vacation periods, and periods of illness, disability or approved leave of absence) to the business and affairs of the Bank and use his or her best efforts to advance the Bank's interests; (b) serve in the position to which the Officer is appointed by the Bank, which, during the Assurance Period, shall be the position that the Officer held on the day before the Assurance Period commenced or any higher office at the Bank to which he or she may subsequently be appointed; and (c) subject to the direction of

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the Board and the By-laws of the Bank, have such functions, duties, responsibilities and authority commonly associated with such position.

Section 4.  Compensation.

         In consideration for the services rendered by the Officer during the Assurance Period, the Bank shall pay to the Officer during the Assurance Period a salary at an annual rate equal to the greater of:

         (a) the annual rate of salary in effect for the Officer on the day before the Assurance Period commenced; or

         (b) such higher annual rate as may be prescribed by or under the authority of the Board;

provided, however, that in no event shall the Officer's annual rate of salary under this Agreement in effect at a particular time during the Assurance Period be reduced without the Officer's prior written consent. The annual salary payable under this section 4 shall be subject to review at least once annually and shall be paid in approximately equal installments in accordance with the Bank's customary payroll practices. Nothing in this section 4 shall be deemed to prevent the Officer from receiving additional compensation other than salary for his or her services to the Bank, or additional compensation for his or her services to the Holding Company, upon such terms and conditions as may be prescribed by or under the authority of the Board.

Section 5.  Employee Benefit Plans and Programs.

         Except as otherwise provided in this Agreement, the Officer shall, during the Assurance Period, be treated as an employee of the Bank and be eligible to participate in and receive benefits under any qualified or non-qualified defined benefit or defined contribution retirement plan, group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans, and such other employee benefit plans and programs, including, but not limited to, any incentive compensation plans or programs (whether or not employee benefit plans or programs), any stock option and appreciation rights plan, employee stock ownership plan and restricted stock plan, as may from time to time be maintained by, or cover employees of, the Bank, in accordance with the terms and conditions of such employee benefit plans and programs and compensation plans and programs and with the Bank's customary practices.

Section 6.  Board Memberships.

         The Officer may serve as a member of the boards of directors of such business, community and charitable organizations as he or she may disclose to and as may be approved by the Board (which approval shall not be unreasonably withheld), and he or she may engage in personal business and investment activities for his or her own account; provided, however, that such service and personal business and investment activities shall not materially interfere with the performance of his or her duties under this Agreement.


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Section 7.  Working Facilities and Expenses.

         During the Assurance Period, the Officer's principal place of employment shall be at the Bank's executive offices at the address first above written, or at such other location within the County of Orange at which the Bank shall maintain its principal executive offices, or at such other location as the Bank and the Officer may mutually agree upon. The Bank shall provide the Officer, at his or her principal place of employment, with support services and facilities suitable to his or her position with the Bank and necessary or appropriate in connection with the performance of his or her assigned duties under this Agreement. The Bank shall reimburse the Officer for his or her ordinary and necessary business expenses, including, without limitation, the Officer's travel and entertainment expenses, incurred in connection with the performance of the Officer's duties under this Agreement, upon presentation to the Bank of an itemized account of such expenses in such form as the Bank may reasonably require.

Section 8.  Termination of Employment with Severance Benefits.

         (a) In the event that the Officer's employment with the Bank shall terminate during the Assurance Period, or prior to the commencement of the Assurance Period but within three (3) months of and in connection with a Change of Control as defined in section 10 of this Agreement on account of:

         (i) The Officer's voluntary resignation from employment with the Bank within ninety (90) days following:

         (A) the failure of the Bank's Board to appoint or re-appoint or elect or re-elect the Officer to serve in the same position in which the Officer was serving, on the day before the Assurance Period commenced or a more senior office;

         (B) the failure of the stockholders of the Holding Company to elect or re-elect the Officer as a member of the Board, if he or she was a member of the Board on the day before the Assurance Period commenced;

         (C) the expiration of a thirty (30) day period following the date on which the Officer gives written notice to the Bank of its material failure, whether by amendment of the Bank's Charter or By-laws, action of the Board or the Holding Company's stockholders or otherwise, to vest in the Officer the functions, duties, or responsibilities vested in the Officer on the day before the Assurance Period commenced (or the functions, duties and responsibilities of a more senior office to which the Officer may be appointed), unless during such thirty (30) day period, the Bank fully cures such failure;

         (D) the failure of the Bank to cure a material breach of this Agreement by the Bank, within thirty (30) days following written notice from the Officer of such material breach;

         (E) a reduction in the compensation provided to the Officer, or a material reduction in the benefits provided to the Officer under the Bank's program of employee benefits, compared with the compensation and benefits that were provided to the Officer on the day before the Assurance

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Period commenced;

         (F) a change in the Officer's principal place of employment that would result in a one-way commuting time in excess of the greater of (I) 30 minutes or
(II) the Officer's commuting time immediately prior to such change; or

         (ii) the discharge of the Officer by the Bank for any reason other than for "cause" as provided in section 9(a);

Then, subject to section 21, the Bank shall provide the benefits and pay to the Officer the amounts provided for under section 8(b) of this Agreement; provided, however, that if benefits or payments become due hereunder as a result of the Officer's termination of employment prior to the commencement of the Assurance Period, the benefits and payments provided for under section 8(b) of this Agreement shall be determined as though the Officer had remained in the service of the Bank (upon the terms and conditions in effect at the time of his or her actual termination of service) and had not terminated employment with the Bank until the date on which the Officer's Assurance Period would have commenced.

         (b) In the event that Officer's employment with the Bank shall terminate under circumstances described in section 8(a) of this Agreement, the following benefits and amounts shall be paid or provided to the Officer:

         (i) his or her earned but unpaid salary as of the date of the termination of his or her employment with the Bank, payable when due but in no event later than thirty (30) days following his or her termination of employment with the Bank;

         (ii) the benefits, if any, to which Officer and his or her family and dependents are entitled as a former officer/employee, or family or dependents of a former officer/employee, under the employee benefit plans and programs and compensation plans and programs maintained for the benefit of the Bank's officers and employees, in accordance with the terms of such plans and programs in effect on the date of his or her termination of employment, or if his or her termination of employment occurs after a Change in Control, on the date of his or her termination of employment or on the date of such Change in Control, whichever results in more favorable benefits as determined by Officer, with credit being given for additional years of service and age to the expiration of the Assurance Period for purposes of determining eligibility and benefits for any plan and program where age and service are relevant factors;

         (iii) payment for all unused vacation days and floating holidays in the year in which his or her employment is terminated, at his or her highest annual rate of salary for such year;

         (iv) continued group life, health (including hospitalization, medical, major medical and dental) and disability insurance benefits in addition to that provided pursuant to section 8(b)(ii) of this Agreement, to the extent necessary after taking into account coverage provided by any subsequent employer, to provide Officer and his or her family and dependents, until the expiration of the Assurance Period, with coverage identical to and in any event no less favorable than the coverage to which they would have been entitled under such plans (as in effect on the

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date of his or her termination of employment, or, if his or her termination of employment occurs after a Change in Control, on the date of his or her termination of employment or during the one-year period ending on the date of such Change in Control, whichever results in more favorable benefits as determined by Officer) if he or she had continued working for the Bank until the expiration of the Assurance Period at the highest annual rate of compensation paid to the Officer during the three preceding years;

         (v) within thirty days following his or her termination of employment with the Bank, a lump sum payment in an amount equal to the present value of the total salary and bonuses that the Officer would have earned if he or she had worked for the Bank until the expiration of the Assurance Period at the highest annual rate of salary paid to the Officer during the three preceding years and the highest bonus calculated by applying the highest ratio of bonus to salary received during the previous five years to the annual rate of salary used in the calculation under this subparagraph), with such present value to be determined by using a discount rate of six percent per annum, compounded, in the case of salary, with the frequency corresponding to the Bank's regular payroll periods with respect to its officers, and, in the case of bonus, annually;

         (vi) within thirty days following his or her termination of employment with the Bank, a lump sum payment in an amount equal to the excess, if any, of
(A) the present value of the benefits to which he or she would be entitled under any defined benefit plans maintained by, or covering employees of, the Bank (including any "excess benefit plan" within the meaning of section 3(36) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or other special or supplemental plan) as in effect on the date of his or her termination, if he or she had worked for the Bank until the expiration of the Assurance Period at the highest annual rate of compensation paid to the Officer during the three preceding years and been fully vested in such plan or plans, such benefits to be determined as of the date of termination of employment by adding to the service actually recognized under such plans an additional period equal to the time remaining until the expiration of the Assurance Period and by adding to the compensation recognized under such plans for the year in which termination of employment occurs all amounts payable under sections 8(b)(i), (v) and (viii), over (B) the present value of the benefits to which he or she is actually entitled under any such plans maintained by, or covering employees of, the Bank as of the date of his or her termination with such present values to be determined by using a discount rate of six percent per annum, compounded monthly, and the mortality tables prescribed under section 72 of the Internal Revenue Code of 1986 ("Code");

         (vii) within thirty days following his or her termination of employment with the Bank, a lump sum payment in an amount equal to the excess, if any, of
(A) the present value of the benefits attributable to the Bank's contribution to which he or she would be entitled under any defined contribution plans maintained by, or covering employees of, the Bank (including any "excess benefit plan" within the meaning of section 3(36) of ERISA, or other special or supplemental plan) as in effect on the date of his or her termination, if he or she had worked for the Bank until the expiration of the Assurance Period at the highest annual rate of compensation paid to the Officer during the three preceding years and made the maximum amount of employee contributions, if any, required or permitted under such plan or plans, and been eligible for the highest rate in matching contributions under such plan or plans during the time remaining until the expiration of the Assurance Period which is prior to the Officer's termination of employment

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with the Bank, and been fully vested in such plan or plans, over (B) the present value of the benefits attributable to the Bank's contributions to which he or she is actually entitled under such plans as of the date of his or her termination of employment with the Bank, with such present values to be determined by using a discount rate of six percent per annum, compounded with the frequency corresponding to the Bank's regular payroll periods with respect to its officers;

         (viii) the payments that would have been made to the Officer under any incentive compensation plan maintained by, or covering employees of, the Bank (other than bonus payments to which section 8(b)(v) of this Agreement is applicable) if he or she had continued working for the Bank until the expiration of the Assurance Period and had earned an incentive award in each calendar year that ends during the time remaining until the expiration of the Assurance Period in an amount equal to the product of (A) the maximum percentage rate of compensation at which an award was ever available to Officer under such incentive compensation plan, multiplied by (B) the compensation that would have been paid to Officer during each calendar year at the highest annual rate of compensation paid to the Officer during the three preceding years, such payments to be made at the same time and in the same manner as payments are made to other officers of the Bank pursuant to the terms of such incentive compensation plan; provided, however, that payments under this section 8(b)(viii) shall not be made to the Officer for any year on account of which no payments are made to any of the Bank's officers under any such incentive compensation plan; and

         (ix) the benefits to which the Officer is entitled under any excess benefits plan within the meaning of section 3(36) of ERISA or other special or supplemental plan shall be paid to him in a lump sum, with such lump sum to be computed using the mortality tables under the Bank's tax-qualified pension plan and a discount rate of six percent per annum. The payments specified in this section 8(b)(ix) shall be made within thirty days after the date of Officer's election, and if the amount may be increased by a subsequent Change in Control, any additional payment shall be made within thirty days of such Change in Control.

Section 9.  Termination without Severance Benefits.

         In the event that the Officer's employment with the Bank shall terminate during the Assurance Period on account of:

         (a) the discharge of the Officer for "cause," which, for purposes of this Agreement shall mean personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order, or material breach of any provision of this Agreement, in each case as measured against standards generally prevailing at the relevant time in the savings and community banking industry; provided, however, that the Officer shall not be deemed to have been discharged for cause unless and until he or she shall have received a written notice of termination from the Board, accompanied by a resolution duly adopted by affirmative vote of a majority of the entire Board at a meeting called and held for such purpose (after reasonable notice to the Officer and a reasonable opportunity for the Officer to make oral and written presentations to the members of the Board, on his or her own behalf, or through a representative, who may be his or her legal

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counsel, to refute the grounds for the proposed determination) finding that in the good faith opinion of the Board grounds exist for discharging the Officer for cause; or

         (b) the Officer's voluntary resignation from employment with the Bank for reasons other than those specified in section 8(a)(i); or

         (c) the Officer's death; or

         (d) a determination that the Officer is eligible for long-term disability benefits under the Bank's long- term disability insurance program or, if there is no such program, under the federal Social Security Act;

then the Bank shall have no further obligations under this Agreement, other than the payment to the Officer (or, in the event of his or her death, to his or her estate) of his or her earned but unpaid salary as of the date of the termination of his or her employment, and the provision of such other benefits, if any, to which the Officer is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained by, or covering employees of, the Bank.

Section 10. Change of Control.

For purposes of this Agreement, a Change in Control of the Bank shall mean:

         (a) the occurrence of any event upon which any "person" (as such term is used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")), other than (I) GSB Financial Corporation, (ii) a trustee or other fiduciary holding securities under an employee benefit plan maintained for the benefit of employees of the Bank; (iii) a corporation owned, directly or indirectly, by the stockholders of the Bank in substantially the same proportions as their ownership of stock of the Bank; or (iv) any person or group consisting, in whole or in part, of one or more executive officers of the Bank, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities issued by the Bank representing 25% or more of the combined voting power of all of the Bank's then outstanding securities; or

         (b) the occurrence of any event upon which the individuals who on the date this Agreement is made are members of the Board, together with individuals (other than any individual designated by a person who has entered into an agreement with the Bank to effect a transaction described in section 10(a) or 10(c) of this Agreement) whose election by the Board or nomination for election by the Bank's stockholders was approved by the affirmative vote of at least two-thirds of the members of Board then in office who were either members of the Board on the date this Agreement is made or whose nomination or election was previously so approved cease for any reason to constitute a majority of the members of the Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Bank (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act); or


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         (c) the shareholders of the Bank approve either:

                  (i) a merger or consolidation of the Bank with any other corporation, other than a merger or consolidation following which both of the following conditions are satisfied:

                            (A) either (x) the members of the Board of the Bank
immediately prior to such merger or consolidation constitute at least a majority of the members of the governing body of the institution resulting from such merger or consolidation; or (y) the shareholders of the Bank own securities of the institution resulting from such merger or consolidation representing eighty percent or more of the combined voting power of all such securities then outstanding in substantially the same proportions as their ownership of voting securities of the Bank before such merger or consolidation; and

                            (B) the entity which results from such merger or
consolidation expressly agrees in writing to assume and perform the Bank's obligations under this Agreement; or

         (ii) a plan of complete liquidation of the Bank or an agreement for the sale or disposition by the Bank of all or substantially all of its assets; and

         (d) any event which would be described in sections 10(a), (b) or (c) if the term "Parent Corporation of the Bank" were substituted for the term "Bank" therein. Such an event shall be deemed to be a Change in Control under the relevant provision of sections 10(a), (b) or (c).

It is understood and agreed that more than one Change in Control may occur at the same or different times and that the provisions of this Agreement shall apply with equal force and effect with respect to each such Change in Control.

Section 11. No Effect on Employee Benefit Plans or  Programs.

         The termination of the Officer's employment during the Assurance Period or thereafter, whether by the Bank or by the Officer, shall have no effect on the rights and obligations of the parties hereto under the Bank's qualified and non-qualified defined benefit or defined contribution retirement plans, group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans or such other employee benefit plans or programs, or compensation plans or programs (whether or not employee benefit plans or programs) and any defined contribution plan, employee stock ownership plan, stock option and appreciation rights plan, and restricted stock plan, as may be maintained by, or cover employees of, the Bank from time to time; provided, however, that nothing in this Agreement shall be deemed to duplicate any compensation or benefits provided under any agreement, plan or program covering the Officer to which the Bank or the Holding Company is a party and any duplicative amount payable under any such agreement, plan or program shall be applied as an offset to reduce the amounts otherwise payable hereunder.

Section 12. Successors and Assigns.

         This Agreement will inure to the benefit of and be binding upon the Officer, his or her

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legal representatives and testate or intestate distributees, and the Bank and its successors and assigns, including any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of the Bank may be sold or otherwise transferred.

Section 13. Notices.

         Any communication required or permitted to be given under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party:

         If to the Officer:

         Stephen W. Dederick
         946 Oregon Trail
         Pine Bush, New York 12566

         If to the Bank:

         Goshen Savings Bank
         One South Church Street
         Goshen, New York  10924
         Attention: President

Section 14. Enforcement Costs and Attorneys' Fees.

         The Bank shall pay to or on behalf of the Officer all reasonable costs, including legal fees, incurred by him in connection with or arising out of the Officer's consultation with legal counsel or in connection with or arising out of any action, suit or proceeding in which the Officer be involved, as a result of the Officer's efforts, in good faith, to defend or enforce the terms of this Agreement, provided however that the Officer shall have substantially prevailed on the merits pursuant to a judgment, decree or order of a court of competent jurisdiction or of an arbitrator in an arbitration proceeding, or in a settlement; provided, further, that this section 14 shall not obligate the Bank to pay costs and legal fees on behalf of the Officer under this Agreement in excess of reasonable attorneys fees. For purposes of this Agreement, any settlement agreement which provides for payment of any amounts in settlement of the Bank's obligations hereunder shall be conclusive evidence of the Officer's entitlement to payments under this section, and any such payments shall be in addition to amounts payable pursuant to such settlement agreement, unless such settlement agreement expressly provides otherwise.

Section 15. Severability.

         A determination that any provision of this Agreement is invalid or unenforceable shall not

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affect the validity or enforce ability of any other provision hereof.

Section 16. Waiver.

         Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

Section 17. Counterparts.

         This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

Section 18. Governing Law.

         This Agreement shall be governed by and construed and enforced in accordance with the federal laws of the United States, and in the absence of controlling federal law, the laws of the State of New York, without reference to conflicts of law principles.

Section 19. Headings and Construction.

         The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

Section 20. Entire Agreement; Modifications.

         This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

Section 21. Required Regulatory Provisions.

         The following provisions are included for the purposes of complying with various laws, rules and regulations applicable to the Bank:

         (a) Notwithstanding anything herein contained to the contrary, in no event shall the aggregate amount of compensation payable to the Officer under section 8(b) hereof (exclusive of amounts described in section 8(b)(i)) exceed three times the Officer's average annual total compensation for the last five consecutive calendar years to end prior to his or her termination of employment with the Bank (or for his or her entire period of employment with the Bank if less than five calendar years).

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         (b) Notwithstanding anything herein contained to the contrary, the
Officer shall have no right to receive compensation or other benefits for any period after termination for cause.

         (c) Notwithstanding anything herein contained to the contrary, any payments to the Officer by the Bank, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with section 18(k) of the Federal Deposit Insurance Act ("FDI Act"), 12 U.S.C. Section 1828(k), and any regulations promulgated thereunder.

         (d) Notwithstanding anything herein contained to the contrary, if the Officer is suspended from office and/or temporarily prohibited from participating in the conduct of the affairs of the Bank pursuant to a notice served under section 8(e)(3) or 8(g)(1) of the FDI Act, 12 U.S.C. Section 1818(e)(3) or 1818(g)(1), the Bank's obligation under this Agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in such notice are dismissed, the Bank, in its discretion, may (i) pay to the Officer all or part of the compensation withheld while the Bank's obligations hereunder were suspended and (ii) reinstate, in whole or in part, any of the obligations which were suspended.

         (e) Notwithstanding anything herein contained to the contrary, if the Officer is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under section 8(e)(4) or 8(g)(1) of the FDI Act, 12 U.S.C. Section 1818(e)(4) or (g)(1), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights and obligations of the Bank and the Officer shall not be affected.

         (f) Notwithstanding anything herein contained to the contrary, if the Bank is in default (within the meaning of section 3(x)(1) of the FDI Act, 12 U.S.C. Section 1813(x)(1)), all obligations of the Bank under this Agreement shall terminate as of the date of default, but vested rights and obligations of the Bank and the Officer shall not be affected.

         (g) Notwithstanding anything herein contained to the contrary, all obligations of the Bank hereunder shall be terminated, except to the extent that a continuation of this Agreement is necessary for the continued operation of the
Bank: (i) by the Director of the Office of Thrift Supervision ("OTS") or his or her designee or the Federal Deposit Insurance Corporation ("FDIC"), at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in section 13(c) of the FDI Act, 12 U.S.C.
Section 1823(c); (ii) by the Director of the OTS or his or her designee at the time such Director or designee approves a supervisory merger to resolve problems related to the operation of the Bank or when the Bank is determined by such Director to be in an unsafe or unsound condition. The vested rights and obligations of the parties shall not be affected. If and to the extent any of the foregoing provisions shall cease to be required by applicable law, rule or regulation, the same shall become inoperative as though eliminated by formal amendment of this Agreement.

Section 22.  Maximum Limitations on Severance Benefits.

         Notwithstanding anything in this Agreement to the contrary, in the event that the payments provided to the Officer (or in the event of his or her death, to his or her estate) under this Agreement constitute an "excess parachute payment" under section 280G of the Code, such payments shall be limited to the lesser of

         (a) 2.99 times his or her average compensation (including salary, bonuses, amounts contributed on behalf of the Officer to any employee benefit plans and programs and compensation plans and programs maintained for the benefit of the Bank's officers and employees and any other cash or non-cash compensation paid to the Officer) for the period of five taxable years ending immediately prior to his or her termination of employment; or

         (b) whichever of the following amounts, as determined by the Officer in his or her sole discretion, yields the larger net payment to the Officer, after provision for the tax (if any) imposed under section 4999 of the Code:

         (i) the amount determined under section 23(a); or

         (ii) the maximum amount (if any) which may be paid to the Officer hereunder without giving rise to any tax under section 4999 of the Code;

In Witness Whereof, the Bank has caused this Agreement to be executed and the Officer has hereunto set his or her hand, all as of the day and year first above written.

                                                /s/ Stephen W. Dederick
                                                -------------------------------
                                                Stephen W. Dederick, Officer

ATTEST:                                           Goshen Savings Bank


By  /s/ Jenny Ford                         By /s/ Clifford E. Kelsey, Jr.
    -------------------------------           -------------------------------
     Jenny Ford, Secretary                    Clifford E. Kelsey, Jr., President